Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares Intermediate Credit Bond ETF (ISHICRED) iShares U.S. Fixed Income Balanced Risk ETF (ISHINC) iShares iBoxx $ Investment Grade Corporate Bond ETF
(ISHINTOP)
BlackRock Allocation Target Shares: Series C Portfolio
(BATSC)
BlackRock Limited Duration Income Trust (BLW)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
BlackRock Investment Grade Bond Portfolio (BR-IG)
BlackRock Credit Allocation Income Trust (Preferred Sleeve)
(BTZ-PREF)
Bond Index Master Portfolio (MIP_AGG)
CoreAlpha Bond Master Portfolio (MIP_CORA)
Nationwide Bond Index Fund (NW-BI)
NVIT Bond Index Fund (NW-GBI)
AST BlackRock Global Strategies Portfolio (Core Active)
(PRU-AA-CAB)
Curian / BlackRock Global Long Short Credit Fund (SMF_CC-
GC)



The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
03-03-2015

Security Type:
BND/CORP



Issuer
Actavis Funding SCS (2022)

Selling
Underwriter
J.P. Morgan Securities LLC

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
J.P. Morgan Securities LLC, Mizuho Securities USA Inc., Wells Fargo Securities, LLC, Barclays Capital Inc., BNP Paribas Securities Corp., HSBC Securities (USA) Inc., Mitsubishi UFJ Securities (USA), Inc., RBS Securities Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, ANZ Securities, Inc., Citigroup Global Markets Inc., DNB Markets, Inc., Lloyds Securities Inc., Scotia Capital (USA) Inc., Morgan Stanley & Co. LLC, BBVA Securities Inc., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., PNC Capital Markets LLC, Santander Investment Securities Inc., Academy Securities, Inc., Blaylock Beal Van, LLC, Drexel Hamilton, LLC, Lebenthal & Co., LLC, Mischler Financial Group, Inc., Samuel A. Ramirez & Company, Inc., Siebert Brandford Shank & Co., L.L.C., The Williams Capital Group, L.P.

Transaction Details

Date of Purchase
03-03-2015


Purchase
Price/Share
(per share / %
of par)
$99.858

Total
Commission,
Spread or
Profit
0.625%


1.	Aggregate Principal Amount Purchased
(a+b)
$200,000,000

a.US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$47,345,000

b.Other BlackRock Clients
$152,655,000

2.	Aggregate Principal Amount of
Offering
$3,000,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.06666


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering[Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dillip Behera
Date:
03-09-2015

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
03-09-2015

Global Syndicate Team Member